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Exhibit 99.2

SUBSCRIPTION APPLICATION

COAST BANCORP
553 B HIGUERA STREET
SAN LUIS OBISPO, CALIFORNIA 93401
(805) 541-0400

Sir/Madam:

The undersigned, having read the Prospectus dated April 15, 2002 of Coast Bancorp, hereby subscribe(s) for the number of shares of Coast Bancorp common stock, $2.50 par value, listed opposite each subscriber's name at $6.50 per share. This Subscription Application constitutes an offer by the subscriber(s) to purchase the number of shares specified. This offer cannot be revoked prior to acceptance or rejection of the offer by Coast Bancorp.

APPLICATIONS FOR SUBSCRIPTIONS MUST BE RECEIVED BY COAST BANCORP WITH PAYMENT IN FULL BY 5:00 P.M., PACIFIC TIME ON JUNE 15, 2002 UNLESS EXTENDED BY COAST BANCORP IN ITS SOLE DISCRETION. COAST BANCORP MAY TERMINATE THE OFFERING AT ANY TIME, AND ACCEPTED SUBSCRIPTIONS ARE SUBJECT TO CANCELLATION IN THE EVENT THAT COAST BANCORP SHOULD ELECT TO CANCEL THE OFFERING IN ITS ENTIRETY.

Enclosed with this Subscription Agreement is a check payable to "Coast Bancorp—Stock Subscription Account" for the amount of this subscription for                        shares of Coast Bancorp common stock at $        per share, in the total sum of $                        .

How Shares Are To Be Registered:

Name and Address (Please Print)	(Circle One)

	Individual	Individual Retirement Account

	Custodian	Trustee

	Tenants in Common	Joint Tenants

	401(k) Plan	Other

Subscriptions should be mailed or delivered to:

Coast Bancorp c/o Coast National Bank Coast Bancorp—Stock Subscription Account 553 B Higuera Street, San Luis Obispo, California 93401

IN WITNESS WHEREOF, I (we) have executed this Subscription Application in triplicate and return it along with the full subscription price for all of the of Coast Bancorp common stock to be purchased. I (We) understand that all information submitted on this Subscription Application will be treated confidentially by Coast Bancorp.

Date: ,2002

Signature

Name (Please print or type)

Business Address:

Street

City, State, and Zip

Telephone

Residence Address:

Street

City, State, and Zip

Telephone

Social Security Number/Taxpayer Identification Number (if applicable)

Date: ,2002

Signature

Name (Please print or type)

Business Address:

Street

City, State, and Zip

Telephone

Residence Address:

Street

City, State, and Zip

Telephone

Social Security Number/Taxpayer Identification Number (if applicable)

NONBINDING INDICATION OF INTENT TO ESTABLISH BANKING RELATIONSHIPS

Please indicate any relationship you intend to establish with Coast National Bank.

Deposits	Anticipated Opening Balance of New Accounts	Loans	Anticipated Opening Balance of New Loans
Checking
Personal	$	Personal	$
Business	$	Business	$

Savings/Time
Personal	$
Business	$

ORIGINAL: DELIVER TO BANK
DUPLICATE: DELIVER TO BANK (FOR TRANSFER AGENT)
TRIPLICATE: SUBSCRIBER'S COPY

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Exhibit 99.2
SUBSCRIPTION APPLICATION